Exhibit 12

Amendment to HBBHC Stockholders’ Agreement

AMENDMENT TO STOCKHOLDERS’ AGREEMENT

This AMENDMENT TO STOCKHOLDERS’ AGREEMENT, dated as of February 11, 2022 (this “Amendment”), by and among the Depository, Hamilton Beach Brands Holding Company, a Delaware corporation (the “Corporation”), the new Participating Stockholder identified on the signature pages hereto (the “New Participating Stockholder”) and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 29, 2017, as amended (the “Stockholders’ Agreement”), by and among the Depository, the Corporation and the Participating Stockholders. Capitalized terms defined in the Stockholders’ Agreement are used herein as so defined.

This Amendment sets forth the terms and conditions on which the New Participating Stockholder will join in and become a party to the Stockholders’ Agreement.

Pursuant to Section 8 of the Stockholders’ Agreement, prior to the acquisition of Class B Common Stock by a Permitted Transferee, the Stockholders’ Agreement may be amended to add a Permitted Transferee as a Participating Stockholder by a writing signed by the Signatories, the Corporation and such Permitted Transferee.

In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:

1. Representations and Warranties. The New Participating Stockholder represents and warrants to the other Participating Stockholders and the Corporation as follows:

(a) The New Participating Stockholder is the beneficial owner of, or simultaneously with the execution hereof will acquire and be deemed to be the beneficial owner of, the shares of Class B Common Stock identified below such New Participating Stockholder’s name on the signature pages hereto (except as otherwise described thereon), and except as otherwise described thereon such New Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe or otherwise acquire any other shares of Class B Common Stock other than pursuant to the Stockholders’ Agreement;

(b) The New Participating Stockholder has the right, power and authority to execute and deliver this Amendment and to perform such New Participating Stockholder’s obligations hereunder and under the Stockholders’ Agreement; if this Amendment is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Amendment on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Amendment is being executed on behalf of a Participating Stockholder Organization, the person executing this Amendment is a duly authorized representative of such Participating Stockholder Organization with full right, power and authority to execute and deliver this Amendment on behalf of such Participating Stockholder Organization and to bind such Participating Stockholder Organization to the terms hereof; the execution, delivery and performance of this Amendment by such New Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such New Participating Stockholder is a party or by which such New Participating

Amendment to HBBHC Stockholders’ Agreement

Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any organizational, charter or other governance documents (including, without limitation, any partnership agreement, certificate of incorporation, or bylaws) of the New Participating Stockholder, (iii) any judgment, decree or order applicable to such New Participating Stockholder; or (iv) any law, rule or regulation of any governmental body;

(c) This Amendment and the Stockholders’ Agreement constitute legal, valid and binding agreements on the part of such New Participating Stockholder; the shares of Class B Common Stock owned beneficially by such New Participating Stockholder are fully paid and non-assessable; and

(d) The shares of Class B Common Stock owned beneficially by the New Participating Stockholder are now held by the New Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by the Stockholders’ Agreement and any Amendments thereto, including this Amendment, and the Restated Certificate).

2. Address for Notices. The address for all notices to each New Participating Stockholder provided pursuant to the Stockholders’ Agreement shall be the address set forth below such New Participating Stockholder’s name on the signature pages hereto, or to such other address as such New Participating Stockholder may specify to the Depository.

3. Agreement to be Bound by Stockholders’ Agreement. The New Participating Stockholder agrees to be bound by all of the terms and provisions of the Stockholders’ Agreement applicable to Participating Stockholders.

4. Beneficiaries. The New Participating Stockholder acknowledges that the Corporation and each Participating Stockholder is a beneficiary of this Amendment.

5. Amendment of Stockholders’ Agreement. The Stockholders’ Agreement is hereby amended to add the New Participating Stockholder as a Participating Stockholder.

6. Signature of Amendment by Trusts, Minors and Incompetents.

(a) In order for a trust exclusively (as defined in Section 1.11 of the Stockholders’ Agreement) for the benefit of a Family Member or Members to be considered a Participating Stockholder:

(i) the trustee and all adult beneficiaries of such trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall have previously signed the Stockholders’ Agreement or shall sign this Amendment as a Participating Stockholder;

(ii) the trustee and a parent or legal guardian, for trusts with minor beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such minor beneficiaries; or

Amendment to HBBHC Stockholders’ Agreement

(iii) the trustee and legal guardian, if any, for trusts with incompetent beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such incompetent beneficiaries.

(b) If, at any time, any trust shall have an adult beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary has not previously signed the Stockholders’ Agreement, then if such beneficiary shall fail or be unable to sign this Amendment for a period of 30 calendar days following notification to such beneficiary of the terms of this Amendment and the Stockholders’ Agreement by the Depository and following signature of this Amendment by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

(c) In the case of Class B Common Stock held by a custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

(d) In the case of Class B Common Stock held in the name of a minor Family Member, a parent or legal guardian of such minor shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

(e) In the case of Class B Common Stock held in the name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Amendment on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

(f) When a minor described in Section 6(c) or(d) reaches the age of majority, or an incompetent described in Section 6(e) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of the Stockholders’ Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.

7. Power of Attorney. The undersigned New Participating Stockholder hereby constitutes and appoints Alfred M. Rankin, Jr., Lawrence K. Workman, Jr., Valerie Van Dyke, Jessica Savage and Andrew C. Thomas and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to:

Amendment to HBBHC Stockholders’ Agreement

(a) execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934 of beneficial ownership of shares of Class B Common Stock subject to the Stockholders’ Agreement as amended by this Amendment, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k) under such Exchange Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

(b) execute and deliver any and all Amendments whereby a Family Member, Charitable Organization or Participating Stockholder Organization becomes a Participating Stockholder or any other amendment to the Stockholders’ Agreement in accordance with Section 8 of the Stockholders’ Agreement, other than those amendments that (i) extend the term of the Stockholders’ Agreement or(ii) amend Section 2, 3, 4 or 8 of the Stockholders’ Agreement, thereby granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 7. The grant of this power of attorney shall not be affected by any disability of such undersigned New Participating Stockholder. If applicable law requires additional or substituted language or formalities (including witnesses or acknowledgments) in order to validate the power of attorney intended to be granted by this Section 7, each New Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

Amendment to HBBHC Stockholders’ Agreement

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

Corbin K. Rankin Main Trust u/a/d November 30, 2015, as amended

(a new Participating Stockholder)

Name:	/s/ Corbin K. Rankin
Corbin K. Rankin, Trustee

Number of Shares of Class B Common Stock	Certificate No.

Amendment to HBBHC Stockholders’ Agreement

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

Elizabeth B. Rankin Main Trust u/a/d November 10, 2015, as amended

(a new Participating Stockholder)

Name:	/s/ Elizabeth B. Rankin
Elizabeth B. Rankin, Trustee

Number of Shares of Class B Common Stock	Certificate No.

Amendment to HBBHC Stockholders’ Agreement

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

Lynne T. Rankin Main Trust u/a/d December 4, 2015, as amended

(a new Participating Stockholder)

Name:	/s/ Lynne T. Rankin
Lynne T. Rankin, Trustee

Number of Shares of Class B Common Stock	Certificate No.

Amendment to HBBHC Stockholders’ Agreement

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

Scott W. Seelbach Main Trust u/a/d December 22, 2015

(a new Participating Stockholder)

Name:	/s/ Scott W. Seelbach
Scott W. Seelbach, Trustee

Number of Shares of Class B Common Stock	Certificate No.

Amendment to HBBHC Stockholders’ Agreement

HAMILTON BEACH BRANDS HOLDING COMPANY, as Depository

By:	/s/ Lawrence K. Workman, Jr.
Lawrence K. Workman, Jr.
Senior Vice President, General Counsel and Secretary

Amendment to HBBHC Stockholders’ Agreement

HAMILTON BEACH BRANDS HOLDING COMPANY

By:	/s/ Lawrence K. Workman, Jr.
Lawrence K. Workman, Jr.
Senior Vice President, General Counsel and
Secretary

Amendment to HBBHC Stockholders’ Agreement

THE PARTICIPATING STOCKHOLDERS listed in Annex A attached hereto and incorporated herein by this reference

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr.

Amendment to HBBHC Stockholders’ Agreement

Annex A

PARTICIPATING STOCKHOLDERS

1.	Clara L. T. Rankin

2.	Alfred M. Rankin, Jr.

3.	Victoire G. Rankin

4.	Helen Rankin Butler (f/k/a Helen P. Rankin)

5.	Clara T. Rankin Williams (f/k/a Clara T. Rankin)

6.	Thomas T. Rankin

7.	Matthew M. Rankin

8.	James T. Rankin

9.	Claiborne R. Rankin

10.	Chloe O. Rankin

11.	Chloe R. Seelbach (f/k/a Chloe E. Rankin)

12.	Claiborne R. Rankin, Jr.

13.	Roger F. Rankin

14.	Bruce T. Rankin

15.	Martha S. Kelly

16.	Susan Sichel

17.	Jennifer T. Jerome

18.	Caroline T. Ruschell

19.	David F. Taplin

20.	Beatrice B. Taplin

21.	Theodore D. Taplin

22.	Britton T. Taplin

23.	Frank F. Taplin

Amendment to HBBHC Stockholders’ Agreement

24.	Rankin Management, Inc.

25.	Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.)

26.	The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren

27.	The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin

28.

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

29.

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

30.

The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

31.

The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

32.

The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

33.	The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin

34.	The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin

35.

The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin

36.

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams

37.

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler

Amendment to HBBHC Stockholders’ Agreement

38.	Corbin Rankin

39.	Alison A. Rankin

40.	National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin

41.	Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

42.	Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

43.	Rankin Associates II, L.P.

44.	John C. Butler, Jr.

45.	Clara Rankin Butler

46.	The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin

47.	David B. H. Williams

48.	Griffin B. Butler (by John C. Butler, Jr. as Custodian)

49.	The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000

50.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin

51.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin

52.	Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000

53.	The Trust created under the Agreement, dated December 20, 1993 for the benefit of Matthew M. Rankin

54.	Scott Seelbach

55.	Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)

56.	Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin

57.	Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.

Amendment to HBBHC Stockholders’ Agreement

58.	Clara Rankin Butler 2002 Trust, dated November 5, 2002

59.	Griffin Bedwell Butler 2002 Trust, dated November 5, 2002

60.	Elizabeth B. Rankin

61.

Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

62.

Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams

63.	Helen Charles Williams (by David B.H. Williams as Custodian)

64.	Julia L. Rankin Kuipers

65.	Trust created by the Agreement, dated December 21, 2004 for the benefit of Julia L. Rankin

66.	Thomas Parker Rankin

67.	Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)

68.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach

69.	Rankin Associates IV, L.P.

70.

Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between National City Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin

71.	Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin

72.	Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin

73.	Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach

74.	Lynne Turman Rankin

75.	Jacob A. Kuipers

76.	2012 Chloe O. Rankin Trust

Amendment to HBBHC Stockholders’ Agreement

77.	2012 Corbin K. Rankin Trust

78.	2012 Alison A. Rankin Trust

79.	2012 Helen R. Butler Trust

80.	2012 Clara R. Williams Trust

81.	The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009

82.	Mary Marshall Rankin (by Matthew M. Rankin, as Custodian)

83.	William Alexander Rankin (by Matthew M. Rankin, as Custodian)

84.	Margaret Pollard Rankin (by James T. Rankin, as Custodian)

85.	Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach

86.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach

87.	Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)

88.	Elisabeth M. Rankin

89.	A. Farnham Rankin

90.	Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011

91.	The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin

92.	Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee

93.	Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee

94.	Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee

95.	Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee

96.	Alfred M. Rankin Jr.-Roth IRA- Brokerage Account #*****

97.	John C. Butler, Jr.-Roth IRA- Brokerage Account #*****

Amendment to HBBHC Stockholders’ Agreement

98.	DiAhn Taplin

99.	BTR 2012 GST for Helen R. Butler

100.	BTR 2012 GST for Clara R. Williams

101.	BTR 2012 GST for James T. Rankin

102.	BTR 2012 GST for Matthew M. Rankin

103.	BTR 2012 GST for Thomas P. Rankin

104.	BTR 2012 GST for Chloe R. Seelbach

105.	BTR 2012 GST for Claiborne R. Rankin, Jr.

106.	BTR 2012 GST for Julia R. Kuipers

107.	BTR 2012 GST for Anne F. Rankin

108.	BTR 2012 GST for Elisabeth M. Rankin

109.	The Anne F. Rankin Trust dated August 15, 2012

110.	Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin

111.

Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin

112.	Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers

113.	2016 Anne F. Rankin Trust

114.	2016 Elisabeth M. Rankin Trust

115.	AMR Associates, LP

116.	Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III

117.	Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers

118.	Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)

119.	Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)

Amendment to HBBHC Stockholders’ Agreement

120.	Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015

121.	Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015

122.	Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian)

123.	James T. Rankin, Jr. (by James T. Rankin, as Custodian)

124.	Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)

125.

The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren.

126.	Rankin Associates V, L.P.

127.	Rankin Associates VI, L.P.

128.	Paige J. Rankin (by Claiborne R. Rankin, Jr. as Custodian)

129.	Claiborne R. Rankin, Jr., Trustee of the Trust FBO Paige J. Rankin U/T/A Vested Trusts for Children of Claiborne R. Rankin, Jr. dated 08/26/2016

130.	Roger F. Rankin, Trustee of the Elisabeth Marshall Rankin Main Trust u/a/d December 30, 2015

131.	BTR 2020 GST Trust for Matthew M. Rankin

132.	BTR 2020 GST Trust for James T. Rankin

133.	BTR 2020 GST Trust for Thomas P. K. Rankin

134.	BTR 2020 GST Trust for Chloe R. Seelbach

135.	BTR 2020 GST Trust for Claiborne R. Rankin, Jr.

136.	BTR 2020 GST Trust for Julia R. Kuipers

137.	BTR 2020 GST Trust for Anne F. Rankin

138.	BTR 2020 GST Trust for Elisabeth M. Rankin

139.	BTR 2020 GST Trust for Clara R. Williams

140.	BTR 2020 GST Trust for Helen R. Butler

141.	CRW 2020 GST Trust for Margo J.V. Williams

142.	CRW 2020 GST Trust for Helen C. Williams

Amendment to HBBHC Stockholders’ Agreement

143.	HRB 2020 GST Trust for Clara R. Butler

144.	HRB 2020 GST Trust for Griffin B. Butler

145.	JCB 2020 GST Trust for Clara R. Butler

146.	JCB 2020 GST Trust for Griffin B. Butler